UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

On April 30, 2026, Olin Corporation (the “Corporation”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing the voting results from its 2026 Annual Meeting of Shareholders held on April 30, 2026. The Corporation’s inspector of elections subsequently informed the Corporation of a typographical error in the results it reported to the Corporation for Proposal 4 (Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2026) and provided corrected voting results for Proposal 4. Although the corrected voting results do not change the outcome for Proposal 4, the Corporation is filing this Amendment No. 1 to the Original Form 8-K to provide the corrected information received from its inspector of elections. The corrected voting results provided below replace the results previously disclosed with respect to Proposal 4 in the Original Form 8-K. No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Corporation’s 2026 Annual Meeting of Shareholders was held on April 30, 2026. The corrected voting results with respect to Proposal 4 are set forth below.

Proposal 4 - Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2026

The shareholders ratified the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for 2026.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 4	96,697,914	1,974,822	151,501	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ Inchan Hwang
	Name:	Inchan Hwang
	Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date: May 21, 2026